Exhibit 99.1

Tronox Emphasizes Strong Financial Position

Provides guidance for strong First Quarter 2020 performance

STAMFORD, Conn., March 26, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), provided an investor update in light of the current global pandemic, to emphasize the strength of the Company’s cash flow, balance sheet and sources of liquidity.

“Tronox is well positioned to meet the challenges of the current situation and perform very well in the recovery that is to come,” said Chairman and Chief Executive Officer Jeffry N. Quinn. “We are focusing on what we can control, protecting our people and preserving our business. As we are monitoring developments in all the regions in which we operate, we are actively engaging with our customers, and continually assessing a range of economic scenarios and their potential impact to our markets, operations and financials. The flexibility gained by our vertically integrated, globally diverse business model and our integrated business planning capabilities, uniquely allows us to swiftly respond to the dynamic conditions.”

The first quarter is expected to close better than anticipated, due to positive market trends and developments thus far in 2020. The Company provided its outlook for the first quarter 2020:

•	Revenue of $700 to $730 million
•	Adjusted EBITDA of $160 to $170 million
•	Adjusted EPS of $0.10 to $0.18

Commenting on the Company’s current financial position, Mr. Quinn noted, “We are comfortable with our current liquidity and have broad flexibility to manage our cash flow. Our balance sheet is solid, with no upcoming maturities on our term loan or bonds until 2024. We also have no financial covenants on our term loan or bonds and only a minor springing financial covenant on our ABL. We have the ability to reduce our capital expenditures and manage our working capital that, combined, could unlock over $200 million of cash should the need present itself.  Out of abundance of caution, we provided notice to draw down $200 million of revolving credit loans under our credit facilities as a precautionary measure to increase liquidity and preserve financial flexibility. We plan to repay the amounts drawn when the macro uncertainty subsides.  We also remain committed to maintaining the recently increased dividend.”

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Mr. Quinn added, “Our vertical integration coupled with our diverse, global footprint provides the flexibility for us to leverage our assets to mitigate disruptions, while the regional diversity of our customer base ensures we are not overly dependent on any singular region. We are well positioned to successfully manage through this uncertainty and are confident in our global team’s ability to safely lead through the ever-evolving global pandemic. I want to thank each of our nearly 7,000 global employees for their dedication and focus through these uncertain times. We will continue to work diligently across our sites to operate safely and supply our customers, and ensure we are prepared to take full advantage of the inevitable economic rebound, in whatever form that may be.”

Upcoming Conferences

Tronox will participate in the following upcoming events:

•	SunTrust Robinson Humphrey Corporate Access Call Series with Jeffry Quinn, March 26, 2020 at 8:30am ET (NY time)
•	Virtual Non-deal Roadshow with BMO Capital Markets, March 31, 2020

Accompanying materials will be available at http://investor.tronox.com

About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance, including anticipated synergies, based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the coronavirus outbreak, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this presentation certain non-U.S. GAAP operating performance measures of Adjusted EBITDA and Adjusted EPS.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. The Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  For the Company’s guidance with respect to first quarter 2020 Adjusted EBITDA and Adjusted diluted earnings per share, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonably predicted.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt / Jennifer Guenther
+1.646.960.6598

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